Exhibit 99.2

 AngioDynamics  Third Quarter 2024 Earnings Presentation  April 4, 2024

 AngioDynamics First Quarter 2024 Earnings   Forward-Looking Statement  Notice Regarding Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics’ expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2023. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.  In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.  Notice Regarding Non-GAAP Financial Measures  Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this presentation, AngioDynamics has reported pro forma results, adjusted EBITDA (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.  2

Corporate Developments – Pro forma Q3 and YTD FY24 (please see next slide for GAAP results)

Q3 FY24

Pro Forma Revenue*

$66.0 mil

Pro Forma Revenue Growth*

8.0%

Med Tech up **12.6%***
Med Device up 5.2%*

Auryon sales of $11.8 million; growth of 14.7% YOY

Mechanical Thrombectomy down 11.6% YOY
$1.1 million in AlphaVac sales
AngioVac sales increased 0.2% YOY

NanoKnife disposable sales increased 19.8% YOY

YTD FY24

Pro Forma Revenue*

$199.6 mil

Pro Forma Revenue Growth*

6.5%

Med Tech up **9.6%***
Med Device up 4.6%*

Auryon sales of $34.1 million; growth of 17.4% YOY

Mechanical Thrombectomy down 7.3% YOY
$4.8 million in AlphaVac sales
AngioVac sales declined 6.3% YOY

NanoKnife disposable sales increased 15.1% YOY

IDE Clinical Studies and Pathway Expansion

Subsequent to quarter end, the Company received **510(k) clearance** for the use of **AlphaVac F18[85] System** to treat **pulmonary embolism**

Q3 Highlights and Operational Developments

Initiated **restructuring** of manufacturing footprint to a fully outsourced model

Divested the PICCs and Midlines businesses and received **$34.5 million** in cash in the third quarter

Discontinued the RadioFrequency Ablation and Syntrax products

Subsequent to quarter end, the Company entered into a **settlement agreement** with Becton, Dickinson and Company to resolve all patent litigation with C.R. Bard, Inc., an affiliate of BD

GAAP results include a **goodwill impairment** charge of $159.5. (The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company's quarterly report on Form 10-Q.)

* Pro forma excludes the sale of Dialysis and BioSentry, PICCs and Midlines and the discontinuation of Radiofrequency Ablation and Syntrax product lines

3 AngioDynamics Third Quarter 2024 Earnings

Q3 FY24 Results (unaudited)

$ in thousands (except per share data)	Q3 FY24 As Reported	Q3 FY23 As Reported	Change	Q3 FY24 Pro Forma*	Q3 FY23 Pro Forma*	Change
Revenue	**$75,182**	**$80,712**	**(6.9%)**	**$65,971**	**$61,090**	**8.0%**
Med Tech	$25,844	$22,874	13.0%	$25,654	$22,783	12.6%
Med Device	$49,338	$57,838	(14.7%)	$40,317	$38,307	5.2%
United States	$62,342	$67,620	(7.8%)	$55,821	$52,688	5.9%
International	$12,840	$13,092	(1.9%)	$10,150	$8,402	20.8%
Gross Margin	**47.7%**	**50.2%**	**(250 bps)**	**51.1%**	**54.0%**	**(290 bps)**
Med Tech	61.4%	64.6%	(320 bps)	61.5%	64.5%	(300 bps)
Med Device	40.5%	44.5%	(400 bps)	44.4%	47.7%	(330 bps)
Net Loss**	**($190,439)**	**($9,485)**	**($180,954)**	**($190,507)**	**($13,714)**	**($176,793)**
Non-GAAP Adjusted Net Income (Loss)	($6,279)	($1,023)	($5,256)	($6,526)	($5,395)	($1,131)
GAAP EPS**	**($4.73)**	**($0.24)**	**($4.49)**	**($4.73)**	**($0.35)**	**($4.38)**
Non-GAAP Adjusted EPS	($0.16)	$0.03	($0.19)	($0.16)	($0.14)	($0.02)
Adjusted EBITDA	**($2,837)**	**$4,258**	**($7,095)**	**($3,647)**	**($1,545)**	**($2,102)**

*On a pro forma basis, excluding the sale of Dialysis and BioSentry, PICCs and Midlines and the discontinuation of RadioFrequency Ablation and Syntrax

**Includes a goodwill impairment charge of $159.5 million. The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company's quarterly report on Form 10-Q.

$ in thousands	Q3 FY24	Q4 FY23	Change
Cash	**$78,451**	**$44,620**	**$33,831**
Debt	**$0**	**$50,000**	**($50,000)**
Revolving Facility	$0	$25,000	($25,000)
Delayed-Draw Term Loan	$0	$25,000	($25,000)
Net Cash (Debt)	**$78,451**	**($5,380)**	**$83,831**

4 AngioDynamics Third Quarter 2024 Earnings

YTD FY24 Results (unaudited)

$ in thousands (except per share data)	YTD FY24 As Reported	YTD FY23 As Reported	Change	YTD FY24 Pro Forma*	YTD FY23 Pro Forma*	Change
Revenue	**$232,934**	**$247,678**	**(6.0%)**	**$199,598**	**$187,418**	**6.5%**
Med Tech	$77,068	$70,193	9.8%	$76,625	$69,891	9.6%
Med Device	$155,866	$177,485	(12.2%)	$122,973	$117,527	4.6%
United States	$190,743	$208,274	(8.4%)	$167,645	$161,778	3.6%
International	$42,191	$39,404	7.1%	$31,953	$25,640	24.6%
Gross Margin	**49.9%**	**51.6%**	**(170 bps)**	**53.6%**	**55.1%**	**(150 bps)**
Med Tech	62.8%	63.8%	(100 bps)	63.0%	63.9%	(90 bps)
Med Device	43.5%	46.8%	(330 bps)	47.7%	49.9%	(220 bps)
Net Income (Loss)**	**($173,603)**	**($30,975)**	**($142,628)**	**($222,939)**	**($45,234)**	**($177,705)**
Non-GAAP Adjusted Net Loss	($13,149)	($3,153)	($9,996)	($16,076)	($17,490)	$1,414
GAAP EPS**	**($4.33)**	**($0.79)**	**($3.54)**	**($5.56)**	**($1.15)**	**($4.41)**
Non-GAAP Adjusted EPS	($0.33)	($0.08)	($0.25)	($0.40)	($0.44)	$0.04
Adjusted EBITDA	**($205)**	**$14,674**	**($14,879)**	**($4,730)**	**($4,350)**	**($380)**

*On a pro forma basis, excluding the sale of Dialysis and BioSentry, PICCs and Midlines and the discontinuation of RadioFrequency Ablation and Syntrax
**Includes a goodwill impairment charge of $159.5 million. The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company's quarterly report on Form 10-Q.

$ in thousands	Q3 FY24	Q4 FY23	Change
Cash	**$78,451**	**$44,620**	**$33,831**
Debt	**$0**	**$50,000**	**($50,000)**
Revolving Facility	$0	$25,000	($25,000)
Delayed-Draw Term Loan	$0	$25,000	($25,000)
Net Cash (Debt)	**$78,451**	**($5,380)**	**$83,831**

5 AngioDynamics Third Quarter 2024 Earnings

Q3 and YTD FY24 Results (pro forma*)

Q3 Revenue Contribution


Med Tech
Med Device
Q3 FY23
37%
63%
Q3 FY24
39%
61%

Med Tech
Gross Margin
61.5%

Q3 Revenue Growth


Q3 FY23
22.8
38.3
Q3 FY24
25.7
40.3

12.6% growth

5.2% growth

Med Device
Gross Margin
44.4%

YTD Revenue Contribution


Med Tech
Med Device
YTD FY23
37%
63%
YTD FY24
38%
62%

Med Tech
Gross Margin
63.0%

YTD Revenue Growth


YTD FY23
69.9
117.5
YTD FY24
76.6
123.0

9.6% growth

4.6% growth

Med Device
Gross Margin
47.7%

6

AngioDynamics Third Quarter 2024 Earnings

* On a pro forma basis, excluding the sale of Dialysis and BioSentry, PICCs and Midlines and the discontinuation of RadioFrequency Ablation and Syntrax

Sales Comparison to Prior-Year Period  AngioDynamics Third Quarter 2024 Earnings   7  Med Tech  Q3FY24  YTD FY24  Auryon  14.7%  17.4%  Thrombus Management*   AngioVac   AlphaVac  (6.5%)  0.2%  (43.8%)  (6.6%)  (6.3%)  (10.5%)  NanoKnife® Disposables  19.8%  15.1%  NanoKnife® Capital  230.9%  68.6%  Med Device  Q3 FY24  YTD FY24  Core Peripheral  7.1%  2.9%  Venous/EVLT  22.4%  9.4%  Ports  5.2%  10.6%  Solero® Microwave  (8.1%)  2.3%  Alatus and IsoLoc Balloons  (21.9%)  (2.4%)  * Thrombus Management includes AngioVac, AlphaVac and Thrombolytics

 FY24 Updated Guidance  8  * FY23 pro forma results excluding the divested and discontinued assets were $257.2 million for revenue, 54.9% for gross margin and adjusted loss per share of $0.55.  AngioDynamics Third Quarter 2024 Earnings   Guidance*  Updated Guidance*  Revenue  $328 - $333 million  $270 - $275 million  Gross Margin  Med Tech  Med Device  50.0% - 52.0%  63.0% – 65.0%  43.0% - 45.0%   52.0% - 54.0%  61.0% – 63.0%  46.0% - 48.0%  Adjusted EPS  ($0.28) – ($0.34)  ($0.54) – ($0.58)

 GAAP to Non-GAAP Reconciliation

 10  (in thousands, except per share data)  (in thousands, except per share data)  Reconciliation of GAAP to Non-GAAP Pro Forma Results for the Consolidated Income Statements

 Reconciliation of GAAP to Non-GAAP Adjusted Net Loss and EPS  Reconciliation of Net Loss to Adjusted EBITDA  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.   The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended February 29,2024 and February 28, 2023.  Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.   The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.   (in thousands, except per share data)  (in thousands)  11

 Reconciliation of Non-GAAP Pro Forma Net Loss to Adjusted Pro Forma Net Loss and EPS  Reconciliation of Non-GAAP Pro Forma Net Loss to Adjusted Pro Forma EBITDA  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.   The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended February 29, 2024 and February 28, 2023.  Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.   (in thousands, except per share data)  (in thousands)  12  The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

 13  Detail of “Acquisition, Restructuring and Other Items, net”

 14  (in thousands)  Reconciliation of GAAP to Non-GAAP Pro Forma Results for Sales and Gross Margin by Product Category  (in thousands)

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